As filed with the Securities and Exchange Commission on January 12, 2006.

                                              Registration No. 333-___________


                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               -------------------

                                    FORM S-8

                              REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                             CAVALIER HOMES, INC.
           (Exact name of registrant as specified in its charter)

     Delaware                                                 63-0949734
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                           Identification No.)

   32 Wilson Boulevard 100
      Addison, Alabama                                          35540
 (Address of Principal Executive Offices)                     (Zip Code)

                              CAVALIER HOMES, INC.
                           2005 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN
                            (Full title of the plan)

                                ------------------

                                DAVID A. ROBERSON
                               Cavalier Homes, Inc.
                             32 Wilson Boulevard 100
                             Addison, Alabama  35540
                    (Name and address of agent for service)

                                 (256) 747-9800
        (Telephone number, including area code, of agent for service)

                                with a copy to:

                                  PAUL S. WARE
                         Bradley Arant Rose & White LLP
                              1819 5th Avenue North
                            Birmingham, Alabama 35203
                                 (205) 521-8000

                       CALCULATION OF REGISTRATION FEE
===================================================== ============= ================== ================== ================


                     Title of                                           Proposed        Proposed maximum
                   securities to                      Amount to be  maximum offering   aggregate offering     Amount of
                   be registered                       registered   price per share(1)(2)  price(1)(2)    registration fee
----------------------------------------------------- ------------- ------------------ ------------------ ----------------
----------------------------------------------------- ------------- ------------------ ------------------ ----------------

Common Stock, $0.01 par value(2).................       500,000           $6.69           $3,345,000.00       $357.92
                                                      shares


===================================================== ============= ================== ================== ================


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the Securities Act), which has been calculated on the basis of the average of the high and low prices reported on January 11, 2006 on the American Stock Exchange, which price was $6.69 per share. Value attributable to rights, if any, is reflected in the market price of Registrant Common Stock.
(2) Each share of Common Stock includes one right to purchase a fractional share of Series A Junior Participating Preferred Stock. Pursuant to Rule 457(i), no separate consideration is payable for the associated right to purchase Series A Junior Participating Preferred Stock.

           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to Michael R. Murphy, Cavalier Homes, Inc., Post Office Box 540, 32 Wilson Boulevard 100, Addison, Alabama 35540 (telephone number 256-747-9800). The documents containing the information requested by Part I of Form S-8, and all reports, proxy statements and other communications distributed generally to the security holders of Cavalier Homes, Inc. are available, without charge, to participants upon written or oral request to Michael R. Murphy, Cavalier Homes, Inc., Post Office Box 540, 32 Wilson Boulevard 100, Addison, Alabama 35540 (telephone number 256-747-9800).

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

           The following documents filed by Cavalier Homes, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

           (1) The Company's Annual Report on Form 10-K (and all amendments thereto) for the fiscal year ended December 31, 2004, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to in (a) above;

           (3) The Company's Proxy Statement dated April 22, 2005 for the Company's 2005 Annual Shareholder Meeting, filed pursuant to Section 14 of the Exchange Act;

           (4) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), appearing in the Company's Registration Statement on Form 8-A, filed with the Commission under the Exchange Act on December 9, 1987, as amended by the Company's Form 8-A dated December 16, 1987, and as updated (A) in the Registration Statement on Form S-3, effective June 23, 1993 (File No. 1-9792), to reflect the increase in the number of shares of authorized Common Stock from 5,000,000 shares to 15,000,000 shares, (B) under the caption "Proposed Amendment to Certificate of Incorporation" in the Company's Proxy Statement dated March 25, 1997 (File No. 1-9792) to reflect the increase of the number of shares of authorized Common Stock from 15,000,000 to 50,000,000, (C) under the caption "Description of Cavalier Capital Stock" in the Company's Registration Statement on Form S-4, filed with the Commission on December 2, 1997 (Registration No. 333-41319); and (D) by the Registration Statement on Form 8-A filed with the Commission under the Exchange Act on March 4, 2004 (File No. 1-9792), reflecting the listing of the Common Stock on the American Stock Exchange.

           (5) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on October 30, 1996 (File No. 1-9792), as first amended by the Company's Form 8-A filed on November 12, 1996 (File No. 1-9792), and as subsequently amended by the Company's Form 8-A filed on March 4, 2004 (File No. 1-9792).

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.

Item 4.    Description of Securities.

           Not applicable.
                                   II-2

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           The Amended and Restated By-laws of the Company provide that the Company will indemnify its directors and officers in actions, suits or proceedings (other than derivative actions) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The By-laws give the Company the power in its discretion to indemnify any employee or agent of the Company in the same manner as the Company is required to indemnify its officers and directors pursuant to the foregoing sentence. The By-laws provide that the Company will indemnify any director or officer of the Company who is a party to any derivative action on behalf of the Company against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and except that no indemnification will be made in respect of any claim as to which such person will have been judged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought will determine that such person is fairly and reasonably entitled to indemnity. The By-laws give the Company the power in its discretion to indemnify any employee or agent of Company in the same manner as the Company is required to indemnify its officers and directors pursuant to the foregoing sentence. The By-laws further provide that the Company may purchase and maintain insurance on behalf of its respective directors, officers, employees or agents.

           Section 145 of the Delaware General Corporation Law contains provisions governing the indemnification of directors and officers by Delaware corporations. The statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

           Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action was brought decides indemnification is proper. To the extent that any such person has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she will be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the Delaware General Corporation Law.

           A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement must be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, even though less than a quorum, or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, or by the stockholders.

           Under the Delaware General Corporation Law, a corporation may pay or reimburse the reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she was not entitled to be indemnified.

           The indemnification provisions of the Delaware General Corporation Law are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The indemnification provided for under the Delaware General Corporation Law continues as to a person who ceases to be a director or officer.

           The Company's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or may be hereafter amended, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority and as authorized by its By-laws, the Company maintains such insurance on behalf of its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following Exhibits are filed as a part of the Registration
Statement:

*4(a) The Certificate of Designation of Series A Junior Participating Preferred Stock of Cavalier Homes, Inc. as filed with the Office of the Delaware Secretary of State on October 24, 1996 and filed as Exhibit A to Exhibit 4 to Cavalier Homes, Inc.'s Registration Statement on Form 8-A filed on October 30, 1996.
*4(b) Rights Agreement between Cavalier Homes, Inc. and ChaseMellon Shareholder Services, LLC, filed as Exhibit 4 to Cavalier Homes, Inc.'s Current Report on Form 8-K dated October 30, 1996.
*4(c) Articles four, six, seven, eight and nine of Cavalier Homes, Inc.'s Amended and Restated Certificate of Incorporation, as amended, filed as
        Exhibit 3(a) to Cavalier Homes, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.
*4(d) The Amended and Restated By-laws of the Company, filed as Exhibit 3(b) to the Company's Amended Registration Statement on Form 8-A filed on March 3, 2004.
(5)(a)  Opinion and Consent of Bradley Arant Rose & White LLP.
 23(a)  Consent of Independent Registered Public Accounting Firm.
 23(b)  Consent of Independent Registered Public Accounting Firm.
 23(c)  Consent of Bradley Arant Rose & White LLP (contained in Exhibit 5(a)).
 24     Powers of
        Attorney.
 99 Cavalier Homes, Inc. 2005 Non-Employee Directors Stock Option Plan (including related form of agreement).

*  Incorporated by reference.


Item 9.    Undertakings

           (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of1933;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Addison, State of Alabama, on January 12, 2006.


                                                 CAVALIER HOMES, INC.


                                   By:          /S/ DAVID A. ROBERSON
                                      -----------------------------------------
                                      Its President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature                   Title                             Date
         ---------                   -----                             ----


   /S/ DAVID A. ROBERSON           Director and                 January 12, 2006
-------------------------
       David A. Roberson      Principal Executive Officer


   /S/ MICHAEL R. MURPHY        Principal Accounting            January 12, 2006
-------------------------
       Michael R. Murphy              and
                                Financial Officer

            *               Chairman of the Board and Director  January 12, 2006
-------------------------
       Barry B. Donnell


            *                       Director                    January 12, 2006
-------------------------
 Thomas A. Broughton, III


            *                       Director                    January 12, 2006
-------------------------
       John W Lowe


            *                       Director                    January 12, 2006
-------------------------
     Lee Roy Jordan


            *                       Director                    January 12, 2006
-------------------------
     J. Don Williams


            *                       Director                    January 12, 2006
-------------------------
   A. Douglas Jumper, Sr.

            *                       Director                    January 12, 2006
-------------------------
      Bobby Tesney



   /S/ MICHAEL R. MURPHY
 ------------------------
  * by Michael R. Murphy
     as Attorney-in-fact

                             INDEX TO EXHIBITS


Exhibit Number       Description
--------------       -----------

     *4(a)           The Certificate of Designation of Series A Junior
                     Participating Preferred Stock of Cavalier Homes, Inc. as
                     filed with the Office of the Delaware Secretary of State on
                     October 24, 1996 and filed as Exhibit A to Exhibit 4 to
                     Cavalier Homes, Inc.'s Registration Statement on Form 8-A
                     filed on October 30, 1996.
     *4(b)           Rights Agreement between Cavalier Homes, Inc. and
                     ChaseMellon  Shareholder  Services,  LLC, filed as Exhibit
                     4 to Cavalier Homes, Inc.'s Current Report on Form 8-K
                     dated October 30, 1996.
     *4(c)           Articles four, six, seven, eight and nine of Cavalier
                     Homes, Inc.'s Amended and Restated Certificate of
                     Incorporation, as amended, filed as Exhibit 3(a) to
                     Cavalier Homes, Inc.'s Annual Report on Form 10-K for the
                     year ended December 31, 1998.
     *4(d)           The Amended and Restated By-laws of the Company, filed as
                     Exhibit 3(b) to the Company's Amended Registration
                     Statement on Form 8-A filed on  March 3, 2004.
     (5)(a)          Opinion and Consent of Bradley Arant Rose & White LLP.
     23(a)           Consent of Independent Registered Public Accounting Firm.
     23(b)           Consent of Independent Registered Public Accounting Firm.
     23(c)           Consent of Bradley Arant Rose & White LLP (contained in
                     Exhibit 5(a)).
     24              Powers of Attorney.
     99              Cavalier Homes, Inc. 2005 Non-Employee Directors Stock
                     Option Plan (including related form of agreement).


*  Incorporated by reference.

                                                                   EXHIBIT 5(a)









                               January 12, 2006





Cavalier Homes, Inc.
32 Wilson Boulevard 100
Addison, Alabama 35540

Ladies and Gentlemen:

         In our capacity as counsel for Cavalier Homes, Inc., a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement"), in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of 500,000 shares of Common Stock, par value $0.01 per share, pursuant to the Cavalier Homes, Inc. 2005 Non-Employee Directors Stock Option Plan (the "Plan"). In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and

         2. The Plan has been duly and validly authorized and adopted, and the shares of Common Stock of the Company to be offered under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                                                              Yours very truly,





                                             /S/ BRADLEY ARANT ROSE & WHITE LLP

                                                                  EXHIBIT 23(a)




              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2005 relating to the financial statements and financial statement schedule of Cavalier Homes, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142 and 146), appearing in the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 2004, and of our report on internal control over financial reporting dated May 2, 2005 (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in the Amendment to the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 2004.










         /s/ Deloitte & Touche LLP






         Birmingham, Alabama

         January 12, 2006

                                                                   EXHIBIT 23(b)






                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2005 relating to the financial statements of WoodPerfect, Ltd. (a limited partnership), appearing in the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 2004.









         /s/ Deloitte & Touche LLP






         Birmingham, Alabama

         January 12, 2006

                                                                      EXHIBIT 24


STATE OF ALABAMA  )
COUNTY OF WINSTON )

                            POWER OF ATTORNEY





                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director whose signature appears below hereby constitutes and appoints David A. Roberson and Michael R. Murphy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign of a registration statement of Cavalier Homes, Inc. on Form S-8 relating to the 2005 Non-Employee Directors Stock Option Plan, including all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.






Dated as of this 30th day of December, 2005.        /s/ DAVID A. ROBERSON
                                                   ----------------------------
                                                        David A. Roberson


Dated as of this 30th day of December, 2005.        /S/ BARRY B. DONNELL
                                                   ----------------------------
                                                        Barry B. Donnell


Dated as of this 30th day of December, 2005.       /S/ THOMAS A. BROUGHTON, III
                                                   ----------------------------
                                                       Thomas A. Broughton, III


Dated as of this 30th day of December, 2005.       /S/ LEE ROY JORDAN
                                                   ----------------------------
                                                       Lee Roy Jordan


Dated as of this 30th day of December, 2005.       /S/ A. DOUGLAS JUMPER, SR.
                                                   ----------------------------
                                                       A.Douglas Jumper, Sr.


Dated as of this 30th day of December, 2005.       /S/ JOHN W LOWE
                                                   ----------------------------
                                                       John W Lowe


Dated as of this 30th day of December, 2005.       /S/ BOBBY TESNEY
                                                   ----------------------------
                                                       Bobby Tesney


Dated as of this 30th day of December, 2005.       /S/ J. DON WILLIAMS
                                                   ----------------------------
                                                       J. Don Williams

                                                                EXHIBIT 99

                              CAVALIER HOMES, INC.
                           2005 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

                                    ARTICLE 1
                                   DEFINITIONS


As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

1.1      "1934 Act" means the Securities Exchange Act of 1934, as amended.

1.2 "Affiliate" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

1.3      "Board" means the Board of Directors of the Company.

1.4      "Change in Control" means the occurrence of any of the following:

         (a) when any "person," as such term is used in Section 13(d) or 14(d) of the 1934 Act (other than the Company or any subsidiary or any employee benefit plan of the Company or any subsidiary (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's outstanding securities;

         (b) any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act;

         (c) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason, to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each director first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period; or

         (d) any transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or any subsidiary through purchase of assets, or by merger, or otherwise.

1.5 "Committee" means the Compensation Committee of the Board or such other committee of directors as the Board shall designate, which shall consist of not less than two (2) Outside Directors.

1.6      "Company" means Cavalier Homes, Inc., a Delaware corporation.

1.7 "Fair Market Value" means, as of any date, the value of the Stock determined as follows:

         (a) if the Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

         (b) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Stock shall be the mean between the high bid and the low asked prices for the Stock on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

         (c) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

1.8 "Stock" with respect to each share to which that term refers, shall mean one (1) share of Common Stock, par value $0.10 per share, of the Company now authorized; any other shares of the Stock of the Company hereafter authorized; and securities of the Company which, under any conditions, will be converted into or exchanged for any such Stock.

1.9 "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article 6 hereof.

1.10 "Optionee" shall mean an Outside Director of the Company to whom an Option has been granted hereunder.

1.11 "Outside Director" shall mean any director of the Company other than one who is an employee of the Company or an Affiliate.

1.12 "Plan" shall mean the Cavalier Homes, Inc. 2005 Non-employee Directors Stock Option Plan, the terms of which am set forth herein.

1.13 "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

                                    ARTICLE 2
                                    THE PLAN

2.1 NAME. This Plan shall be known as the "Cavalier Homes, Inc. 2005 Non-employee Directors Stock Option Plan."

2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to directors of the Company who are not also employees of the Company or its Affiliates an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Options under the terms set forth herein. The purpose of the Plan is also to provide compensation to Outside Directors of the Company for past services rendered to the Company. By thus compensating such directors and encouraging such directors to become owners of Stock of the Company, the Company seeks to attract, retain, compensate and motivate those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.

2.3 EFFECTIVE DATE. The Plan shall be deemed adopted and shall become effective as of the date of its approval by the Board, subject to its subsequent approval within twelve (12) months from the date of such action by the Board by the affirmative vote of a majority of the outstanding shares of Stock of the Company present in person or by proxy and entitled to vote thereon, voting in accordance with the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware, at an annual or special meeting of the stockholders of the Company. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 8 hereof, until all Stock subject to it shall have been purchased or acquired according to the provisions hereof. Any Option granted prior to stockholder approval of the Plan as herein provided shall be subject to such approval and shall have no legal effect and shall convey no rights to the holder thereof in the event said stockholder approval of the Plan is not obtained.

                                    ARTICLE 3
                                  PARTICIPANTS

3.1 ELIGIBILITY. Except as otherwise provided herein, any Outside Director of the Company shall be eligible to participate in the Plan.

                                    ARTICLE 4
                                 ADMINISTRATION

4.1 ADMINISTRATOR. The Plan shall be administered by (i) the Committee and (ii) the Board (with recusals as necessary or appropriate).

4.2 INTERPRETATION. Grants of Options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Article 6 hereof. However, all questions of interpretation of the Plan or of any Options issued under it shall be determined by the Committee or the Board, as appropriate, and such interpretation shall be final and binding upon all persons having an interest in the Plan. A majority of the Committee's members shall constitute a quorum, and all determinations shall be made by a majority of such quorum.

4.3 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee on all matters relating to Outside Directors, their death, retirement, disability or other termination of directorship, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE 5
                         SHARES OF STOCK SUBJECT TO PLAN

5.1 LIMITATIONS. The number of shares of Stock which may be issued and sold hereunder shall not exceed 500,000 shares of Stock, subject to adjustment pursuant to the provisions of Section 5.3 hereof. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company, and such amount of shares shall be and is hereby reserved for issuance pursuant to this Plan. The Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

5.2 OPTIONS GRANTED UNDER PLAN. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate, or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.

5.3      ANTIDILUTION.
         In the event that the outstanding shares of Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company after the effective date of this Plan by reason of reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend, then, subject to Section 6.1 hereof:

         (a) the aggregate number of shares of Stock which may be issued and sold hereunder, as set forth in Section 5.1 hereof, shall be adjusted appropriately; and

         (b) rights under Options which have been granted and are outstanding hereunder, both as to the number of subject shares and their option price, shall be adjusted appropriately.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment shall provide for the elimination of fractional share interests.

                                    ARTICLE 6
                                     OPTIONS

6.1      OPTION GRANT AND AGREEMENT.

         Outside Directors of the Company shall be entitled to receive Options under this Plan only at the times set forth in this Section 6.1. Each Option granted hereunder shall be automatic and nondiscretionary and shall be evidenced by a Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions in accordance with the provisions of this Section 6.1.

         (a) Initial Grants to New Directors. Each person who is not an employee
             -------------------------------
of the Company and is first elected to the serve as a director of the Company after the effective date of this Plan and while this Plan remains in effect shall be granted an Option to purchase 5,000 shares of Stock effective as of the date of such first election (whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy) (the "Initial Grant"); provided however, that a director who is not an Outside Director, who first becomes an Outside Director by virtue of ceasing to be an employee of the Company or an Affiliate while remaining a director, shall not receive an Initial Grant. The number of shares subject to such Initial Grant shall not be adjusted prior to such grant pursuant to Section 5.3 hereof, notwithstanding any adjustment pursuant to Section 5.3 hereof in the number of shares which can be purchased on exercise of such Option.

         (b) Annual Grants. On January 2, 2006 and on each January 2 thereafter,
             -------------
each Outside Director who has served as a director of the Company during the calendar year immediately preceding such date shall be granted, effective as of such date, an Option to purchase 5,000 shares of Stock (the "Annual Grant"). The number of shares subject to Annual Grants shall not be adjusted prior to such grants pursuant to Section 5.3 hereof, notwithstanding any adjustment pursuant to Section 5.3 hereof in the number of shares which can be purchased on exercise of such Options.

         (c) Proration. If at the time of any grant pursuant to paragraph (a) or
             ---------
(b) of this Section 6.1 the remaining number of shares of Stock available for grants under the Plan is less than the number of shares necessary to make grants of Options to Outside Directors pursuant to said paragraphs (a) or (b),then each Outside Director shall receive a pro rata grant of the remaining shares that are available for grant under the Plan.

         (d) Stockholder Approval. Notwithstanding the provisions of this
             --------------------
Section 6.1, any exercise of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 2.3 of the Plan shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 2.3 hereof.

6.2 OPTION PRICE. The per share price of the Stock subject to each Option granted under the Plan shall be 100% of the Fair Market Value of a share of Stock of the Company on the date of grant. Notwithstanding the foregoing, if the recipient of the Option, as the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per share exercise price shall be no less than 110% of the Fair Market Value per share on the date of grant of such Option.

6.3      VESTING.

         (a) Initial Grants. Subject to Section 8.1 hereof, each Initial Grant shall become exercisable as to 1/12th of the Shares of Stock subject to the Initial Grant on each monthly anniversary of its date of grant, provided that the Optionee continues to serve as a director of the Company as of such date.

         (b) Annual Grants. Subject to Section 8.1 hereof, each Annual Grant shall become exercisable as to 1/12th of the Shares of Stock subject to the Annual Grant on each monthly anniversary of its date of grant, provided that the Optionee continues to serve as a director of the Company as of such dates.

6.4 DURATION. The term of each Option shall be ten (10) years from the date of grant, unless terminated earlier pursuant to Section 6.7 hereof.

6.5      OPTION EXERCISE.

         (a) Options may be exercised with respect to whole shares only, for such shares of Stock and within the period permitted by the exercise thereof under the terms of the Plan, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in the State of Alabama, and, to the extent applicable, accompanied by payment in full to the Company at said office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with
Section 2.3 hereof has been obtained. The exercise price for any shares of Stock purchased pursuant to the exercise of an Option shall be paid in either of the following forms: (a) cash, (b) the transfer, either actually or by attestation, to the Company of shares of Stock that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be on such terms and conditions as determined by the Committee, or (c) a combination of cash and the transfer of Stock. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any shares of Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

         (b) No Option granted hereunder shall be exercisable unless at all times during the period beginning on the date of the granting of such Option and ending on the day which is eighteen months before the date of exercise, the

Optionee was a director of the Company, or of a corporation (or parent or subsidiary of such corporation) issuing or assuming such Option in accordance with the terms of this Plan.

6.6 NONTRANSFERABILITY OF OPTION. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution.

6.7      EFFECT OF DISABILITY, DEATH OR OTHER TERMINATION OF DIRECTORSHIP.

         (a) In the event that the directorship of an Optionee to whom an Option shall have been granted shall be terminated for any reason other than for cause (as defined below), including, without limitation, the failure of such director to be re-elected as a director of the Company by the stockholders of the Company, such Option may be exercised at any time prior to the expiration date of the Option or within six months after the date of such termination, whichever is earlier, but only to the extent such Optionee had the right to exercise such Option at the date of such termination. To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise entitled) within the time specified herein, the Option shall terminate.

        (b) If the directorship of an Optionee to whom an Option shall have been granted is terminated for cause, as defined below, such Option shall terminate immediately upon such termination. For purposes of this Section 6.7, the term "for cause" shall be defined as a good faith express determination by the Board that the Optionee has been guilty of willful misconduct or dishonesty, or a good faith express determination by the Board that the Optionee has been derelict in, has breached or has grossly neglected the Optionee's duty to the Company.

         (c) If an Optionee to whom an Option shall have been granted shall die or become totally and permanently disabled (as defined in Section 22(e)(3)of the Code) while he is a director of the Company and the Optionee has not otherwise been terminated for cause, such Option may be exercised (to the extent that the Optionee would otherwise have been entitled to do so at the date of his death or total and permanent disability) by such Optionee, his personal representative, the executor or administrator of the estate of the Optionee, or the person or persons to whom an Option granted hereunder shall have been validly transferred pursuant to a will or the laws of descent and distribution, but only within eighteen (18) months following the date of such termination due to death or total and permanent disability (but in no event later than the expiration of the Option's ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (d) No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

6.8 RIGHTS AS STOCKHOLDER. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

                                    ARTICLE 7
                               STOCK CERTIFICATES

7.1 STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of an Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

         (a) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

        (b) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

        (c) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

         (d) the compliance with any and all applicable federal, state or local laws; and

         (e) such other terms and conditions as may be set forth in the Plan.

                                   ARTICLE 8
                                CHANGE IN CONTROL

8.1 In the event of a Change of Control, unless otherwise provided in the Stock Option Agreement or by amendment (with the holder's consent) of such Stock Option Agreement, all outstanding Options awarded under the Plan shall become fully exercisable and vested for the aggregate number of shares of Stock covered thereby.

                                  ARTICLE 9
              TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN

9.1 TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that the Company shall obtain stockholder approval of such action to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange or quotation system rule; provided, further, that no such action of the Board without approval of the stockholders of the Company may:


         (a) materially increase the total number of shares of Stock subject to the Plan except as contemplated in Section 5.3 hereof;

         (b) materially increase the benefits accruing to participants under the Plan;

         (c) extend the term of the Plan;

         (d) reduce the exercise prices of outstanding Options; or

         (e) materially modify the requirements as to eligibility for participation in the Plan; and provided, further, that no termination, amendment, or modification of the Plan shall in any manner affect any Stock Option Agreement theretofore granted pursuant to the Plan without the consent of the Optionee or transferee of the Option. Except as may be necessary to comport with changes in the Code, ERISA, or the rules thereunder, this Plan may not be amended more than once every six months.

                                  ARTICLE 10
                                MISCELLANEOUS

10.1 CONTINUATION AS A DIRECTOR. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any participant the right to continue as a director of the Company or any of its subsidiaries.

10.2 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its subsidiaries or Affiliates, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any of its subsidiaries or Affiliates.

10.3 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

10.4 SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

10.5 HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and references; they constitute no part of the Plan.

10.6 INVESTMENT REPRESENTATION. Each Stock Option Agreement shall contain an agreement that, upon demand by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment purposes only and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or such other persons to purchase such shares.

10.7 COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable provisions of Section 16 Act and the rules thereunder (including, without limitation, Rule 16b-3) or their successors thereunder. To the extent any provision of the Plan or any Stock Option Agreement or any action by the Committee falls to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee, and it shall be restructured to the extent deemed advisable by the Committee so to comply.

10.8 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body or national securities exchange which the Company shall in its sole discretion, determine to be necessary or advisable.

10.9 WITHHOLDING BY THE COMPANY. A Stock Option Agreement executed pursuant to this Plan may contain a provision to the effect that the Optionee will consent to any withholding and other actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Code, and any related state or local income tax laws, in the amount of the difference between the Option exercise price of the Stock and its Fair Market Value on the date of.

                              CAVALIER HOMES, INC.

                         NOTICE OF GRANT OF STOCK OPTION

         Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of Cavalier Homes, Inc. (the "Company"):

                  Optionee:
                  ---------
                  Grant Date:                                 January 2, ____
                  ----------
                  Option Price:
                  -------------
                  Number of Optioned Shares:                  5,000
                  -------------------------
                  Expiration Date:
                  ----------------

         Vesting Schedule: The Option will initially become exercisable for 1/12 of the Optioned Shares upon each monthly anniversary of the Date of Grant, provided that the Optionee continues to serve as a director of the Company as of such date.

         Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the Cavalier Homes, Inc. 2005 Non-Employee Directors Stock Option Plan (the "Plan" ), attached hereto as Exhibit A. Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Plan Prospectus attached hereto as Exhibit
B. Optionee agrees to be bound by the terms and conditions of the Options as set forth in the Stock Option Agreement attached hereto as Exhibit C.

         By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge that I have a copy of both the Plan and the Plan Prospectus and agree to conform to all of the terms and conditions of the Option, the Plan, and the Plan Prospectus.

No Employment or Service Contract. Nothing in the Option Agreement or the Plan shall confer upon the Optionee the right to continue in the service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's service at any time for any reason whatsoever, with or without cause.

Optionee:________________________________________      CAVALIER HOMES, INC.



Address:_________________________________________      David Roberson
                                                       Chief Executive Officer
Dated:
        -----------------------------------------

                              CAVALIER HOMES, INC.

                 2005 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT
                           (NONSTATUTORY STOCK OPTION)

         Pursuant to your Stock Option Grant Notice ("GRANT NOTICE") and this Stock Option Agreement, Cavalier Homes, Inc. (the "COMPANY") has granted you an option under its 2005 Non-Employee Directors' Stock Option Plan (the "PLAN") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

         1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your service as a director of the Company.

         2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time by reason of reorganization, recapitalization, reclassification, combination or shares, stock split or stock dividend, as provided in the Plan.

         3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

        (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or

         (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the day preceding the date of exercise."Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

         (a) six (6) months after the termination of your service as a director for any reason other than for cause (as defined in the Plan), disability or death, but only to the extent your option was vested at the date of termination;

         (b) immediately upon your termination for cause (as defined in the Plan);

         (c) eighteen (18) months after the termination of your Service as a director due to your disability, but only to the extent your option was vested at the date of termination (but in no event later than your option's ten year term);

         (d) eighteen (18) months after your death if you die during your service as a director, but only to the extent your option was vested at the date of termination (but in no event later than your option's ten year term);

         (e) the Expiration Date indicated in your Grant Notice;

or

         (f) the day before the tenth (10th) anniversary of the Date of Grant.

7.       EXERCISE.

         (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

        (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution.

9. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or any subsidiary, or of the Company or any subsidiary to continue your employment. In addition, nothing in your option shall obligate the Company or any subsidiary, their respective shareholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or any subsidiary.

10.      WITHHOLDING OBLIGATIONS.

         (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any subsidiary, if any, which arise in connection with your option.

         (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

         (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any subsidiary are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

11. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.